Information Statement
Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

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☒ Definitive Information Statement

EXPLORATIONS GROUP, INC.
(Name of Registrant As Specified In Charter)

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EXPLORATIONS GROUP, INC.

INFORMATION STATEMENT

March 7, 2008

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock"), of Explorations Group, Inc., a Delaware Corporation (the "Company"), to advise you of an action which has already been approved by a majority in interest of the stockholders of the Company (the “Action”), namely, an amendment to the Company's Certificate of Incorporation (the "Amendment") which effects a 1-for-50 reverse split of our Common Stock.

The Company's Board of Directors, on February 25, 2008, approved the Amendment and recommended that the Amendment be approved by written consent of a majority in interest of our stockholders.

In order to accelerate the filing of the Amendment and to reduce the costs of obtaining stockholder approval, our Board of Directors elected to obtain such approval by utilizing the written consent of the holders of a majority in interest of our Common Stock (the “Consent”). The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 228 of the Delaware Law, the Amendment is required to be approved by a majority in interest of our stockholders. In accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the corporate action can be taken no sooner than 20 calendar days after this Information Statement is first mailed to the stockholders of the Company. If the proposed actions were not adopted by written consent, it would have to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment upon the expiration of the 20-day period set forth above.

On or about February 26, 2008, Stockholders, who own in the aggregate 16,555,517 shares of our Common Stock representing approximately 67.4% of our outstanding shares (the "Majority Stockholders"), gave their written consent to the adoption of the Action. The form of the written Consent is attached hereto as Exhibit “A”. The proposed Amendment will become effective when filed with the Secretary of State of the State of Delaware.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TO BE TAKEN

AMENDMENT OF CERTIFICATE OF INCORPORATION
FOR REVERSE STOCK SPLIT

The Amendment to the Company's Certificate of Incorporation provides that each fifty (50) shares of our Common Stock outstanding immediately prior to the Effective Date of the Amendment (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), thereby reducing the number of outstanding shares of our Common Stock to approximately 491,162 shares, subject to rounding or the issuance of additional shares of our Common Stock. The Amendment does not change the par value of our common stock or the number of shares of our Common Stock authorized for issuance. We have no present intention, however, to issue any additional shares of our Common Stock before the Effective Date of the Amendment. The form of Amendment to the Certificate of Incorporation that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

Purpose and Effect of Amendment.

Our Common Stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol "EXGI". On February 19, 2008, the last day on which our Common Stock traded, the last sale price of our common stock was $0.017 per share. Our Board of Directors believes that our relatively low per-share market price of our Common Stock impairs the acceptability of our Common Stock to potential acquisition candidates and certain members of the investing public, including institutional investors, as well as adversely affecting our ability to raise additional working capital.

For these reasons our Board of Directors has chosen to adopt and recommend the Amendment. We are not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital and we have not yet identified any appropriate business opportunities, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our Common Stock, or increase our abilities to enter into acquisition or financing arrangements in the future.

The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of Common Stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split.

The reverse stock split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the reverse stock split shall be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the reverse stock split. On the Effective Date of the Amendment, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the Amendment.

The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will not affect the par value of our Common Stock. As a result, on the Effective Date of the Amendment, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date of the Amendment to reflect the reverse stock split for all periods presented in future filings.

The reverse stock split will have the following effects upon our Common Stock:

• The number of shares owned by each holder of Common Stock will be reduced fifty fold;

• The number of shares of our Common Stock which will be issued and outstanding after the reverse stock split will be reduced from 24,558,136 shares to approximately 491,162 shares;

• The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our common stock outstanding;

• The par value of the Common Stock will remain $0.01 per share;

• The stated capital on our balance sheet attributable to the Common Stock will be decreased 50 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

• All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, 50 times fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the reverse stock split.

Shares of Common Stock after the reverse stock split will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our Common Stock. The shares of Common Stock after the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the reverse stock split.

Because the number of authorized shares of our Common Stock will not be reduced, an overall effect of the reverse split of the outstanding Common Stock will be an increase in authorized but unissued shares of our Common Stock. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Our Common Stock will be quoted on the Over-the-Counter Bulletin Board at the post-split price on and after the Effective Date of the Amendment.

Following the reverse split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will affect the validity of your current share certificates. The reverse split will occur on the Effective Date of the Amendment without any further action on the part of our stockholders. After the Effective Date of the Amendment, each share certificate representing the shares prior to the reverse stock split will be deemed to represent 1/50th of the number of shares shown on the certificate. Certificates representing the shares after the reverse stock split will be issued in due course as share certificates representing shares prior to the reverse stock split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares following the reverse stock split that are issued in exchange for share certificate issued prior to the reverse stock split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares after the reverse stock split, the time period during which a stockholder has held their existing pre-split Old Shares will be included in the total holding period.

RECORD DATE

The close of business March 6, 2008, has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, February 26, 2008, the Company had 24,558,136 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote.

On February 26, 2008, the holders of 16,555,517 shares (or approximately 67.4% of the 24,558,136 shares of Common Stock then-outstanding), executed and delivered to the Company the written Consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Delaware Law provides in substance that unless the Company's Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of Common Stock with respect to stockholders who were known to the us to be beneficial owners of more than 5% of the Common Stock as of the date hereof, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares	Nature of Ownership	Percent of Class(2)

Common Stock
Eric Brown	4,601,417	Record	18.7%

All Directors and Officers as a Group	4,601,417		18.7%

Other Beneficial 5% Owners
Ian Brown (3)	2,071,500	Record	8.4%
Discount Management, LLC (4)	3,000,000	Record	12.2%
Signature Management, LLC (5)	3,575,000	Record	14.6%
Grand Columbus Holding, Inc. (6)	2,041,300	Record	8.3%
LD Mainline Holding Corp. (7)	1,266,300	Record	5.2%
Michelle Tucker and affiliates	2,068,781	Record/Ben.	8.4%

All Directors, Officers and 5% shareholders as a Group	18,624,298		75.8%

(1) The address is c/o of the Company, 34 Fifteenth Street Brooklyn, New York 11215.

(2)  Based on 24,558,136 shares of Common Stock outstanding as of February 26, 2008. Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of the Company's knowledge. Shares of Common Stock subject to warrants that are currently exercisable or exercisable within 60 days of February 26, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)  Ian Brown is the brother of Eric Brown, our sole officer and director.

(4) Discount Management, LLC is beneficially owned by two trusts of which the beneficiaries are the immediate families of Eric Brown and Ian Brown. Eric Brown is the sole officer and director of the Company. This should not be construed as an admission that such persons are, for the purposes of 13(d) of the Exchange Act, a beneficial owner of any securities shown.

(5) Signature Management, LLC is a limited liability company controlled jointly by Eric Brown and a trust of which Eric Brown is the trustee. Eric Brown is the sole officer and director of the Company. This should not be construed as an admission that such persons are, for the purposes of 13(d) of the Exchange Act, a beneficial owner of any securities shown.

(6) Grand Columbus Holding, Inc. is a corporation controlled by Eric Brown and Simona Brown. Eric Brown is the sole officer and director of the Company. Simona Brown is married to Eric Brown. This should not be construed as an admission that such persons are, for the purposes of 13(d) of the Exchange Act, a beneficial owner of any securities shown

(7) LD Mainline Holding Corp. is a corporation controlled by Ian Brown. Ian Brown is the brother of Eric Brown, our sole officer and director. This should not be construed as an admission that such persons are, for the purposes of 13(d) of the Exchange Act, a beneficial owner of any securities shown

EFFECTIVE DATE OF AMENDMENT

 Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders (the “Effective Date”). The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March 28, 2008.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our company since January 1, 2006, being the commencement of our last completed audited financial year;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

NO RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware Law, the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

FEDERAL TAX IMPLICATIONS

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder's holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder's original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

EXPENSES OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record, on the Record Date, by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

ADDITIONAL INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

  The following documents as filed with the Commission by the Company are incorporated herein by reference:

  (1)  Quarterly Reports on Form 10-QSB for the quarters end March 31, 2007, June 30, 2007, September 30, 2007; and

  (2)  Annual Report on Form 10-KSB for the year ended December 31, 2006.

By Order of the Board of Directors

/s/ Eric Brown
Eric Brown
CEO and Director

EXHIBITS

EXHIBITS

A    Form of Written Consent of Majority Stockholders
B    Amendment to the Certificate of Incorporation of Explorations Group, Inc.

EXHIBIT A

Action By Written Consent
of
The Stockholders
of
Explorations group, Inc.

A Delaware Corporation
February 26, 2008

Pursuant to the authority of Section 228(a) of the General Corporation Law of the State of Delaware (“GCL”), the undersigned, constituting a majority of the stockholders of Explorations Group, Inc. (the “Corporation”) do by this writing consent to the following actions and adopt the following resolutions:

Approval of Reverse Stock Split

WHEREAS, the Corporation’s Board of Directors has determined that a 1-for-50 reverse split (the “Reverse Split”) of the shares of the Corporation's common stock, $0.01 par value ("Common Stock") is desirable for general corporate purposes, including acquisitions, equity financings, and grants of stock options;

WHEREAS, in order to change the effectuate the Reverse Split, the Corporation must file with the Secretary of State of the State of Delaware an amendment to the Corporation’s Articles of Incorporation reflecting the Reverse Split, in substantially the form attached hereto (the “Amendment”), which Amendment requires an approval by the stockholders of the Corporation;

WHEREAS, the Board of Directors recommends that the stockholders approve the Amendment in the form of a written consent of a majority of the stockholders of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment is hereby approved.

RESOLVED, that this Written Consent may be executed in counterparts.

(** signature page follows **)

IN WITNESS WHEREOF, the undersigned hereby adopts, confirms and ratifies in all respects, the foregoing resolution and directs the Secretary of the Corporation to file this Action by Written Consent of Stockholders in the minute book of the Corporation.

_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation	_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation
_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation	_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation
_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation	_____________________________ Signature Print Name: ___________________ Representing __________________ shares of the outstanding stock of the Corporation

EXHIBIT B

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
EXPLORATIONS GROUP, INC.

It is hereby certified by an officer of the corporation that:

1.  The name of the corporation (hereby called the “Corporation”) is EXPLORATIONS GROUP, INC.

2.  The certificate of incorporation of the Corporation is hereby amended by adding the following to Article 4.1:

" Upon the filing and effectiveness of this Certificate of Amendment of Certificate of Incorporation (this “Amendment”), each share of common stock, par value of one-tenth cent ($0.001) per share (“Common Stock”), of the Corporation issued and outstanding immediately prior to such filing and effectiveness, shall be reclassified, changed and combined into one/fiftieth (1/50th) of a share of Common Stock. Each holder of record of a certificate representing shares of Common Stock, as of the close of business on the effective date of the filing and effectiveness of this Amendment shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one (1) share of Common Stock, for every fifty(50) shares of Common Stock, represented by the certificate or certificates of such holder; provided, however, that no fractional shares of Common Stock shall be issued and in lieu of issuing such fractional shares, the Corporation shall round any fractional shares to the next whole number of shares."

3.  This amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer this __ th day of February, 2008.

Explorations Group, Inc.

By:
Name: Eric Brown
Title: Chief Executive Officer